UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2023

SONDER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39907	85-2097088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 E 84th Ave., Suite A-10
Thornton, Colorado		80229
(Address of principal executive offices)		(Zip Code)
(617) 300-0956
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $230.00 per share	SONDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Departure of Gilda Perez-Alvarado from the Board of Directors

On September 27, 2023, Gilda Perez-Alvarado informed the Board of Directors (the “Board”) of Sonder Holdings Inc. (the “Company”) that she would be resigning as a Class II director of the Board and from the Nominating, Corporate Governance, and Social Responsibility Committee of the Board on which she served, effective as of the appointment of her successor. Ms. Perez-Alvarado’s decision to resign from the Board was not the result of any disagreement relating to the Company’s operations, policies or practices.

Appointments of Tom Buoy and Simon Turner to the Board of Directors

Effective October 1, 2023, the Board appointed Tom Buoy to serve as a Class II director of the Board to fill the vacancy created by Ms. Perez-Alvarado’s resignation, and Simon Mark Turner to serve as an additional Class II director. Messrs. Buoy and Turner will each serve on the Board until the Company’s 2026 annual meeting of stockholders, and until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal. Mr. Buoy has also been appointed as a member of the Nominating, Corporate Governance, and Social Responsibility Committee of the Board, and Mr. Turner has been appointed as a member of the Compensation Committee of the Board. The Board has affirmatively determined that each of Messrs. Buoy and Turner qualifies as an “independent director” under the applicable Nasdaq Stock Market rules.

Mr. Buoy has over 30 years of experience in the hospitality sector, and is currently President and Chief Executive Officer of his own commercial consulting and advisory business, Revenue Buoy, LLC, which he formed in 2020, specializing in marketing, sales, revenue management, distribution, customer relationship management, commercial strategy, and product design and development. Mr. Buoy previously served as Interim Chief Executive Officer and Board Director for Radisson Hotel Group Americas from 2021 to 2022, where he was responsible for the corporate offices and more than 680 hotels in the company’s portfolio throughout the Americas. Additionally, from 2021 to 2022, Mr. Buoy served as Executive Vice President & Chief Commercial Officer at Radisson Hotel Group Americas, and was part of the company’s Executive Committee. During his career, he led the commercial transformation at Extended Stay America as Executive Vice President Revenue from 2017 to 2020, as Executive Vice President Marketing and Revenue Management from 2016 to 2017, and as Executive Vice President Pricing and Revenue Optimization from 2011 to 2016. Mr. Buoy also served as Senior Vice President, Customer Marketing and Revenue Management for Morgans Hotel Group (previously Ian Schrager Hotels). Mr. Buoy received a B.S. in Business and Psychology from Ithaca College and a M.P.S. in Real Estate Finance and Operations Management from Cornell University.

Mr. Turner has over 35 years of experience in the hospitality and real estate sectors, having held senior executive roles and board seats in both public and private enterprises. In 2017, he formed Alpha Lodging Partners to make selective investments, and to provide strategic and transactional advisory services to hospitality sector companies and investors. From 2008 to 2016, he served as President, Global Development of Starwood Hotels & Resorts Worldwide, where he was responsible for all global development and real estate transactional activities. Prior to that, he served as a Principal of Hotel Capital Advisers, Inc., a hotel investment advisory firm overseeing Four Seasons and Fairmont brand and property investments in North America and Europe. His past board service has included Fairmont Raffles Hotels International and Four Seasons Hotels. Additionally, Mr. Turner previously served as an independent director of ClubCorp Holdings, Extended Stay America, Watermark Lodging Trust, and Steigenberger Hotels. He currently serves as a director of Goldman Sachs Real Estate Income Trust, and Purchase Senior Learning Community. Mr. Turner received a B.S. in Hotel Administration from Cornell University.

Each of Messrs. Buoy and Turner will be entitled to receive cash and equity compensation for their service on the Board and committees thereof in the standard amounts previously approved by the Board and as set forth in the Sonder Holdings Inc. Amended and Restated Outside Director Compensation Policy, amended as of September 28, 2023 (the “Amended Policy”). The Amended Policy revised the initial grant of restricted stock units to individuals who first become an outside director from the number of shares of Company common stock having a value of $360,000, to a number of shares of Company common stock having a value of $160,000, with any resulting fraction rounded down to the nearest whole share.

Messrs. Buoy and Turner will also enter into the Company’s standard form of indemnification agreement, the form of which is filed as Exhibit 10.28 to the Company’s Current Report on Form 8-K (File No. 001-39907), filed with the Securities and Exchange Commission on January 24, 2022.

There are no arrangements or understandings between either of Mr. Buoy or Mr. Turner and any other persons, pursuant to which they were appointed as a member of the Board. There are no family relationships between Mr. Buoy or Mr. Turner and any of the Company’s directors or executive officers. Neither of Messrs. Buoy and Turner is a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On September 28, 2023, the Company issued a press release announcing the appointments of Messrs. Buoy and Turner to the Board. A copy of the Company’s press release announcing the appointments is attached hereto as Exhibit 99.1. The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release Dated September 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonder Holdings Inc.

Date: September 28, 2023	By:	/s/ Dominique Bourgault
	Name:	Dominique Bourgault
	Title:	Chief Financial Officer